UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2011

CAREADVANTAGE, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26168	22-3326528
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

485-A Route 1 South
Iselin, New Jersey  08830
(732) 362-5000
(Address, including zip code and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On April 15, 2011, CareAdvantage, Inc. (the “Registrant“) entered into a Memorandum of Understanding (“MOU”) with InterComponentWare AG (“ICW AG”) and its subsidiary, InterComponentWare, Inc.(“ICW”).

The MOU contains both binding and non-binding sections.  The material binding sections are as described below:

1.           The Registrant and ICW AG will enter into a Professional Services Agreement (the “Agreement”) and Statement of Work (“SOW”), pursuant to which the Registrant will provide two full time equivalent employees to perform care management business process and clinical process consulting services to ICW AG on an as needed basis for the remainder of April 2011, and in the months of May 2011 and June 2011.  The fees to be paid to the Registrant will be $40,000 due April 18, 2011, $80,000 on May 1, 2011 and $80,000 on June 1, 2011, plus applicable travel expenses.  The Agreement will provide that ICW AG will own all right, title and interest in all work product prepared, created, reduced to practice or developed by or on behalf of the Registrant or its employees in performing the consulting services under the Agreement, and the Registrant will assign all right, title and interest to the work product.  Work product will not include anything prepared, created, reduced to practice or developed by or on behalf of the Registrant or its employees, alone or jointly with ICW AG personnel or other persons that relates to the Registrant’s RightPath® Navigator (“RPNavigator”) software.  Upon mutual agreement of the parties, additional due diligence by ICW AG relating to the Registrant, and contingent upon the execution of a contract for RPNavigator by Geisinger Health Plan by June 30, 2011, the Agreement may be extended for an additional term of three months at the same rates and capacity as described above.

2.           ICW AG will purchase a license to the Registrant’s Care Management Specifications (“Specifications”) and 12 of the Registrant’s Care Management Plans under a worldwide perpetual, royalty free license for a payment of $175,000, plus annual maintenance fees to update the Care Management Plans.  Of the $175,000, ICW AG will pay $125,000 upon the execution of the MOU and receipt of the Specifications and the remaining payment of $50,000 will be paid 30 days from the execution of the MOU and receipt of the 12 Care Management Plans.  The remaining terms will be defined in a separate license agreement.

3.           Registrant and ICW will enter into a Reseller Agreement to allow ICW to resell RPNavigator software.  The Reseller Agreement will provide for a source code escrow, pursuant to which the Registrant will deposit with an intellectual property management company, at ICW’s expense,  the latest version of the Registrant’s source code, its documentation and related materials for the RPNavigator software.  The source code may be released to ICW in the event the Registrant (i) files a petition for bankruptcy, (ii) is forced into an involuntary bankruptcy, (iii) is acquired by another company, (iv) the Registrant ceases operations, and (v) the Registrant defaults on a loan from ICW during the period of the loan (as discussed below) (each of the foregoing events is a “Trigger Event”).   Upon the occurrence of a Trigger Event, ICW will have a right to the release of the source code as follows:

•
During the term of the Reseller Agreement and in the absence of any loan agreement entered into between the parties, ICW can receive the source code to install, support, maintain and allow customers to use RPNavigator for any executed license or subscription agreements entered into prior to the date of a Trigger Event or subsequent license or subscription agreements entered into after the Trigger Event with any active prospects that are memorialized in writing by the parties up to the date of the Trigger Event, and ICW will pay a monthly fee per unique member to the Registrant during the term of any such licenses or subscription agreements; and

•
During the term of any loan agreement between the Registrant and ICW and thereafter, ICW will have the right to use the source code to install, support, maintain and allow customers to use RPNavigator for any executed license or subscription agreements entered into the date of a Trigger Event or subsequent license or subscription agreements entered into after the Trigger Event with any active prospects that are memorialized in writing by the parties up to the date of the Trigger Event, and no additional payments to the Registrant will be required to be made.

The material non-binding sections of the MOU are as follows:

1.           ICW AG will consider a loan to the Registrant for up to $700,000 for a period of 24 months, subject to the results of the SOW deliveries under the Agreement, market conditions and final approval of the supervisory board of ICW AG.  The current discussion between the parties has included (i) monthly repayments beginning 13 months after the date of the loan, to be paid in 12 monthly installments of principal and interest through the 24th month, with interest beginning to accrue on the first day at a rate of prime plus one percent (1%), and (ii) warrants for no consideration to acquire at least 10% of the outstanding shares of the Registrant at the time of the loan.

2.           If a loan agreement is entered into between the parties, and a Trigger Event occurs during the loan period, ICW AG will have the following options with the respect to the RPNavigator source code: (i) exercise its rights under the escrow agreement discussed above, or (ii) in lieu of exercising its rights under the escrow agreement, pay the Registrant the sum of the difference between $1.5 million and the sum of all amounts paid or loaned to the Registrant during the SOW period or the loan period in exchange for a copy of the source code for RPNavigator and the remainder of the Registrant’s Care Management Plans that were not previously licensed to ICW AG.  Under the second option, ICW AG will have global, unlimited, nonexclusive rights to sell, license, distribute, maintain, modify, enhance and use the software, and the loan indebtedness will be cancelled.

The parties expect to begin negotiating the definitive Agreement and Reseller Agreement [over the next few weeks].

The MOU will be filed as an Exhibit to the Registrant’s Form 10-K, which the Registrant anticipates filing in the next week.  Please see the disclosure in Item 8.01.

Item 8.01    Other Events

On March 31, 2011, the Registrant filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (“SEC”) indicating that the Registrant could not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“Form 10-K”) within the time prescribed because the Registrant was in the process of negotiations with third parties for financing to pay its outstanding obligations and fund future operations and the content of certain disclosures to be made in the Registrant’s Annual Report, particularly with respect to liquidity and capital resources depended on the outcome of these negotiations.  Such Form 12b-25 further stated that the Registrant expected to be able to file the required Form 10-K within the additional time allowed.  Because the Registrant finalized the terms and executed the MOU with ICW only this morning, April 15, 2011, the Registrant is unable to complete such Form 10-K by April 15, 2011.

The Registrant is exerting every effort to update the disclosures in the Form 10-K to reflect the entry into the MOU and the impact on the Registrant’s liquidity and capital resources, and expects that the Form 10-K will be filed within the next week.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREADVANTAGE, INC.

Date: April 15, 2011	By:	/s/ Dennis J. Mouras
Dennis J. Mouras,
Chief Executive Office